                            EXHIBIT 2


       General
   American [Logo]
Life Insurance Company
ST. LOUIS, MISSOURI                APPLICATION FOR LIFE INSURANCE


APPLICATION PART I:


1.   PROPOSED INSURED
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    First Name              Initial             Last Name
    -----------------------------------------------------

   -------------------------------------------------------------
     DATE OF BIRTH      STATE OF BIRTH              SEX

   -----------------------------------------/ / Male  / / Female

   Social Security Number

   -------------------------------------------------------------

   Home Address (Number, Street, Apt. #)

   -------------------------------------------------------------
   City                        State                   Zip

   -------------------------------------------------------------
   Occupation             Earned Income             Net Worth

   -------------------------------------------------------------
   Day Phone Number                       Evening Phone Number

   -------------------------------------------------------------
   Best days and time to call (Indicate a.m. or p.m.)

   -------------------------------------------------------------
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2.   BENEFICIARY
Provide Full Name and Relationship of each to Proposed Insured.
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   Primary


   -------------------------------------------------------------
   Contingent



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3.   OWNER (IF OTHER THAN PROPOSED INSURED)
Provide Full Name, Address, and Relationship to Proposed Insured.
-------------------------------------------------------------------
   Original



   Social Security or Tax Number
   of Original Owner (REQUIRED BY LAW)

   -------------------------------------------------------------
   Contingent


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
4.   PLAN, BENEFITS, RIDERS, & BILLING
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   Plan Name

   -------------------------------------------------------------

   Benefit Riders (If available on plan selected)
      Amount

   -------------------------------------------------------------
   Premium Schedule


   Additional Premium
   $        Dollars     Lump Sum in Year 1
    --------

   Scheduled Premium
   $        Dollars     For         years
    --------               ---------
   $        Dollars     For         years
    --------               ---------
   $        Dollars     For         years
    --------               ---------
   $        Dollars     For         years
    --------               ---------
   $        Dollars     For         years
    --------               ---------
   $        Dollars     For         years
    --------               ---------
   $        Dollars     For         years
    --------               ---------
   $        Dollars     For         years
    --------               ---------
   $        Dollars     For         years
    --------               ---------
   $        Dollars     For         years
    --------               ---------
   $        Dollars     For         years
    --------               ---------
   $        Dollars     For         years
    --------               ---------
-------------------------------------------------------------------

5. FUNDS
-----------------------------------------------------------------------------
  Net Premium Allocation: (0 or minimum of 1%. Percentages must be in whole numbers and total 100%.)


[General American Capital Company:
     Money Market Fund                   %
                                   ------
     S & P 500 Index                     %
                                   ------
     Bond Index Fund                     %
                                   ------
     Managed Equity Fund                 %
                                   ------
     Asset Allocation Fund               %
                                   ------
     International Index Fund            %
                                   ------
     Mid-Cap Equity Fund                 %
                                   ------
     Small-Cap Equity Fund               %
                                   ------

American Century:
     Income & Growth Fund                %
                                   ------
     International Fund                  %
                                   ------
     Value Fund                          %
                                   ------

J.P. Morgan Series Trust II:
     Bond Portfolio                      %
                                   ------
     Small Company Portfolio             %
                                   ------

Fidelity's VIP and VIP II Funds:
     Equity-Income Portfolio             %
                                   ------
     Growth Portfolio                    %
                                   ------
     Overseas Portfolio                  %
                                   ------
     High Income Portfolio               %
                                   ------
     Asset Manager Portfolio             %
                                   ------

       ---------------------------

Van Eck Worldwide Insurance Trust:
     Worldwide Hard Assets
     Fund                                %
                                   ------
     Worldwide Emerging
     Markets Fund                        %
                                   ------

Other                                    %
      -------------------          ------
Other                                    %
      -------------------          ------
Other                                    %
      -------------------          ------
Other                                    %
      -------------------          ------

General Account                          %]
                                   ------


     ===============================


     TOTAL ALLOCATION              %
                     ==============
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
6. SUITABILITY INFORMATION  (To be completed by owner.)
-----------------------------------------------------------------------------

  Have you received a Prospectus/Memorandum of Understanding
  for the policy applied for?                               / / Yes  / / No
     Date of Prospectus/Memorandum of
       Understanding
                     ---------------------------
     Date of any supplement
                           -------------------------

  Is a current Customer Information Statement for this owner on file with Walnut Street Securities?  (If "No," one must
  be submitted with this application.)                      / / Yes  / / No

          Do you understand that:

  -  THE DEATH BENEFIT AND CASH SURRENDER VALUE WILL
     INCREASE OR DECREASE DEPENDING ON THE INVESTMENT
     EXPERIENCE?                                            / / YES  / / NO
  -  THERE IS NO GUARANTEED MINIMUM DEATH BENEFIT OR
     CASH SURRENDER VALUE?                                  / / YES  / / NO

  Do you believe that the policy applied for meets your
  insurance needs and your anticipated financial needs?     / / Yes  / / No


    I request a copy of the Statement of Additional Information for the following Investment Company(ies):

  -------------------------------------------------------------------------




  -------------------------------------------------------------------------

-----------------------------------------------------------------------------

7. OTHER INSURANCE
-----------------------------------------------------------------------------
     a.   Total Life Insurance now in force on Proposed Insured.
          If "None", check   / /


                        Year of     Personal       Business       Accidental     Waiver of Prem.
Company and Policy #     Issue     Ins. Amount    Ins. Amount     Death Amt.     Yes         No
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

     If additional space is needed, provide information in "Details" section.

     b.   Are you currently applying for life insurance
          with any other company?                           / / Yes  / / No
          (If "Yes", provide information in "Details" section.)

     c.   Will the insurance being applied for replace or
          change any of the above or any in force
          annuities?                                        / / Yes  / / No

     d.   Will the insurance being applied for receive any
          values (to pay premiums or additional payments)
          from another policy/contract?                     / / Yes  / / No

     If either "c" or "d" is answered "Yes", circle affected coverage above or indicate in "Details" section.

     Policy/contract number MUST be provided. (Complete and
     submit required replacement forms.)
-----------------------------------------------------------------------------


8.   CURRENT DATE EXCHANGE
-----------------------------------------------------------------------------
  Please complete this section to request the replacement of an existing General American policy.

  Name of Insured (First, Initial, Last)  Policy Number(s) to be exchanged
-----------------------------------------------------------------------------

-----------------------------------------------------------------------------
  Do you want Federal Income Tax withheld on any taxable
  part of the exchange?                                     / / Yes  / / No

  An exchange may result in a taxable event. If so, it is possible that withholding would apply. Election out of withholding can be made by completing the above question. If not elected, Federal Income Tax will be withheld on the taxable portion, if any, at a rate of 10%. Failure to provide a Tax Identification Number (Section 3) will require us to withhold 31% of the taxable portion, if any, regardless of election. If you exchange an existing policy for a new policy, the new policy will be subject to TAMRA legislation beginning on the effective date of the new policy.
-----------------------------------------------------------------------------


9.   GENERAL INFORMATION
-----------------------------------------------------------------------------
  Have you: (Provide explanation of "Yes" answers in "Details" section.)

  a.   Ever been declined, postponed, rated or offered a
       policy different than that applied for?              / / Yes  / / No

  b.   Any intention to travel or reside outside the
       United States?                                       / / Yes  / / No

  c.   Been a pilot or student pilot during the past 3
       years or have any intention of becoming a pilot or
       student in any type of aircraft?                     / / Yes  / / No
       (If "Yes", complete Aviation Supplement.)

  d.   Participated in, or do you contemplate participating
       in: aeronautics, competitive racing, underwater or
       sky diving, mountain climbing, or any other similar
       avocation?                                           / / Yes  / / No
      (If "Yes", complete Avocation Supplement.)

  e.   Ever had a traffic citation for driving while
       intoxicated or driving under the influence of
       intoxicants or drugs?                                / / Yes  / / No

  f.   Within the past three years, had any moving vehicle
       violation?                                           / / Yes  / / No

       Provide Driver's License Number                      State
-----------------------------------------------------------------------------

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

10.  DETAILS TO "YES" ANSWERS
-----------------------------------------------------------------------------




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11.  ADDITIONAL INSTRUCTIONS
-----------------------------------------------------------------------------
  Additional Instructions/Home Office Endorsement




-----------------------------------------------------------------------------


12.  ELECTRONIC FUND PROSPECTUS OPTION
-----------------------------------------------------------------------------
  In the future, General American may deliver prospectus updates, semi-annual and annual reports to consenting policy owners electronically by the delivery methods listed below. If you wish to receive future updates in this manner, please indicate your consent by checking the appropriate box.

     / /  1) Mail a diskette containing the document
     / /  2) Mail a CD-ROM containing the document
     / /  3) E-mail the document; or
     / / 4) E-mail a notice identifying an Internet site where the document can be viewed and downloaded.

     Whichever option you choose, General American will supply the document in a format compatible with one of the following (please choose one):
     / /  Microsoft Windows
     / /  Macintosh

  You may incur normal and customary online usage charges to receive a document under option 3 or 4. If option 3 or 4 is checked, please insert
  your e-mail address here (                                             ).
                            ---------------------------------------------
  If you consent to electronic delivery, at any time you may also request that we send you a paper copy. This consent will be in effect until you revoke it. You can revoke your consent at any time by calling General American's Executive Benefits Services at: 1-877-852-2682 or writing to General American's Executive Benefit Services, P.O. Box 66957, St. Louis, MO 63166.
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

DECLARATIONS
I agree that all the statements and answers in this application and any amendments to it, including any supplements, are true, complete and correctly recorded. I also agree that this application, any required medical examination, and any supplement or amendment to either will be part of the policy issued. If a premium payment is given in exchange for a Temporary Insurance Agreement (TIA), the Company will be liable only as set forth in that Agreement. If a premium payment is not given, then insurance will take effect when a policy is approved by the Company for issue as applied for, the first full premium is paid, and the health and insurability of any person proposed for insurance have not changed since the date of this application. If a policy is issued other than as applied for, insurance will take effect under the policy only when a policy issued by the Company is delivered to and accepted by me, the first full premium is paid, and the health and insurability of any person proposed for insurance have not changed since the date of this application.

PROPOSED INSURED'S AUTHORIZATION
I authorize any physician, medical practitioner, hospital, clinic, other medical or medically related facility, insurance company, the Medical Information Bureau (MIB), consumer reporting agency or employer to release to General American Life Insurance Company, its subsidiaries, its reinsurers or its legal representatives any information they may have relative to diagnosis, treatment and prognosis of any physical or mental condition including drug and/or alcohol abuse and/or any other information about me. I understand that any information obtained will be used to determine eligibility for insurance and will not be released to any person or organization except reinsurers, the MIB, other persons or organizations performing business or legal services in connection with my application, and other insurance companies to whom I have applied or to whom a claim has been made, or as may be otherwise lawfully required, or as I may further authorize. I know that I may request a copy of this authorization. I also acknowledge receipt of the Notice of Information Practices. I understand that if an investigative consumer report is ordered in connection with this application, I may be interviewed in connection with the preparation of the report and, upon request, I will be provided with a copy of the report. A photographic copy of this authorization will be as valid as the original. This authorization will be valid for 30 months from the date shown below.

OWNER'S CERTIFICATION: UNDER THE PENALTIES OF PERJURY, I CERTIFY THAT: 1) THE NUMBER SHOWN ON THIS FORM IS MY CORRECT TAXPAYER IDENTIFICATION NUMBER (OR, IF NO NUMBER IS SHOWN, I AM WAITING FOR A NUMBER TO BE ISSUED TO ME); AND 2) I AM NOT SUBJECT TO BACKUP WITHHOLDING EITHER BECAUSE I HAVE NOT BEEN NOTIFIED BY THE INTERNAL REVENUE SERVICE (IRS) THAT I AM SUBJECT TO BACKUP WITHHOLDING AS A RESULT OF A FAILURE TO REPORT ALL INTEREST OR DIVIDENDS, OR THE IRS HAS NOTIFIED ME THAT I AM NO LONGER SUBJECT TO BACKUP WITHHOLDING.

PLEASE NOTE: CROSS OUT AND INITIAL #2) ABOVE IF YOU HAVE BEEN NOTIFIED BY THE IRS THAT YOU ARE CURRENTLY SUBJECT TO BACKUP WITHHOLDING BECAUSE OF UNDER-REPORTING INTEREST OR DIVIDENDS ON YOUR TAX RETURN.

THE IRS DOES NOT REQUIRE CONSENT TO ANY PROVISION OF THIS DOCUMENT OTHER THAN THE CERTIFICATIONS REQUIRED TO AVOID BACKUP WITHHOLDING.

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  AGENT:  Do you certify that you have truly and accurately recorded on this application the information supplied
  by the applicant?                                         / / Yes  / / No

  In light of the financial need of the Proposed Insured and Owner, the purpose of this sale has been discussed with the Owner, and I believe this application to be a suitable recommendation.

  To the best of your knowledge, is this a replacement?
  (If "Yes", complete and submit required replacement
  forms.)                                                   / / Yes  / / No

  For VUL: Did you deliver the current prospectus and were
  all of the written sales materials used printed by
  General American Life Insurance Company?                  / / Yes  / / No


  X
   -------------------------------------------------------
     Signature of Licensed Agent
-----------------------------------------------------------------------------

-----------------------------------------------------------------------------


  -------------------------------------------------------------------------
  State Where Signed


  -------------------------------------------------------------------------
  Date (MM/DD/YY)


  X
   ------------------------------------------------------------------------
   Signature of Proposed Insured (Parent or Guardian if Proposed Insured under age 18.)



  X
   ------------------------------------------------------------------------
   Signature of Owner (If other than Proposed Insured or Applicant)


  X
    -----------------------------------------------------------------------
    Signature of Applicant (If other than Proposed Insured or Owner)

-----------------------------------------------------------------------------